Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (333-255341 and 333-226871) and Registration Statement on Form S-8 (333-224152) of ADOMANI, Inc. of our reports dated February 5, 2021 with respect to the audited consolidated financial statements of Envirotech Drive Systems, Inc. and its subsidiaries for the year ended December 31, 2020 and Envirotech Drive Systems, Incorporated for the year ended December 31, 2019.

/s/ Der Vartanian & Associates

Der Vartanian & Associates, Accountancy Corporation

Los Angeles, California

April 21, 2021